Exhibit 10.5

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of September 26, 2018, is by and among CANTOR FITZGERALD SECURITIES, as agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Agent”), DELAWARE TRUST COMPANY, as administrative agent and collateral agent (in such capacities with its successors and assigns, and as more specifically defined below, the “Term Agent”) and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee and collateral trustee (in such capacities, with its successors and assigns, and as more specifically defined below, the “Convertible Noteholder Trustee”).

WHEREAS, SAExploration, Inc., a Delaware corporation (the “ABL Borrower”), SAExploration Holdings, Inc., a Delaware corporation (“Holdings”) and certain subsidiaries of Holdings, as Guarantors, the lenders from time to time party thereto (“ABL Lenders”) and the ABL Agent are parties to that certain Third Amended and Restated Credit and Security Agreement dated as of even date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), pursuant to which, among other things, the ABL Lenders have agreed to make loans and extend other financial accommodations to the ABL Borrower subject to the terms and conditions therein, which loans and financial accommodations are guaranteed by the other Loan Parties (as defined below);

WHEREAS, Holdings, as borrower, certain subsidiaries of Holdings (including the ABL Borrower), as Guarantors, the lenders from time to time party thereto (the “Term Lenders”) and the Term Agent are parties to that certain Term Loan and Security Agreement, dated as of June 29, 2016, (as amended by Amendment No. 1 dated as of October 24, 2016, Amendment No. 2 dated as of September 8, 2017, Amendment No. 3 dated as of February 28, 2018, Amendment No. 4 dated as of July 25, 2018, and Amendment No. 5 dated as of the date hereof, as further amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”), pursuant to which, among other things, the Term Lenders made loans and extended other financial accommodations to Holdings, which loans and financial accommodations are guaranteed by the other Loan Parties (as defined below);

WHEREAS, Holdings, certain subsidiaries of Holdings (including the ABL Borrower), as guarantors, and the Convertible Noteholder Trustee are parties to that certain Senior Secured Convertible Notes Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Convertible Note Indenture”), pursuant to which, among other things, Holdings issued secured convertible notes in the aggregate original principal amount of $60,000,000 (the “Convertible Notes”), which Convertible Notes are guaranteed by certain Subsidiaries of Holdings;

WHEREAS, the Loan Parties have granted to the ABL Agent security interests in the ABL Collateral (as defined below) as security for payment and performance of the ABL Obligations (as defined below);

WHEREAS, the Loan Parties have granted to the Term Agent security interests in the Term Collateral (as defined below) as security for payment and performance of the Term Obligations (as defined below); and

WHEREAS, the Loan Parties have granted to the Convertible Noteholder Trustee security interests in the Convertible Note Collateral (as defined below) as security for payment and performance of the Convertible Note Indenture Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows.

SECTION 1. Definitions; Rules of Construction.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records and Supporting Obligations.

1.2 Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Agent shall be the Person identified as such in such agreement.

“ABL Agent Cash Collateral” means cash collateral for letter of credit or Hedging Obligations that is pledged or delivered to ABL Agent for Hedge Obligations and letters of credit issued by ABL Agent securing, in the case of letters of credit, an amount not to exceed 105% of the face amount of cash collateralized letters of credit issued upon the application of ABL Borrower and, in the case of Hedging Obligations, not to exceed the amount of such Hedging Obligations.

“ABL Agreement” means the collective reference to (a) the ABL Credit Agreement, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the ABL Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise) or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Borrower” has the meaning set forth in the recitals above.

“ABL Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is obtained, granted or purported to be granted at any time to the ABL Agent, for the benefit of the ABL Secured Parties, as security for any ABL Obligation.

“ABL Credit Agreement” has the meaning set forth in the recitals above.

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other ABL Loan Document.

“ABL Guarantee” means any Guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lenders” has the meaning set forth in the recitals above. In the case of any Replacement ABL Agreement, the ABL Lenders shall be the Persons identified as such in such agreement.

“ABL Lien” means any Lien created by or pursuant to the ABL Security Documents.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Agreement.

“ABL Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all loans and other extensions of credit made pursuant to the ABL Agreement and/or any DIP Financing by some or all of the ABL Secured Parties to the extent permitted hereunder, (b) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding, and (d) all other “Obligations” as defined under any ABL Agreement, including, without limitation, Banking Services Obligations and Hedging Obligations. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, any Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Agent and the other Classes of Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Cap” means the amount of $30,000,000, plus fees, costs, and interest thereon, plus Hedging Obligations relating to the ABL Obligations not to exceed $5,000,000, plus Indebtedness at any time owing to ABL Agent on account of a DIP Financing in a principal amount not to exceed $5,000,000.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations and in the case of any sale of ABL Collateral, any Excess ABL Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), (d) any other conditions to termination of the ABL Liens set forth in Section 2.10 of the ABL Credit Agreement have been satisfied, and (e) so long as the Junior Obligations Payment Date shall not have occurred, the ABL Agent has delivered a written notice to the applicable Representative(s) stating that the events described in clauses (a), (b), (c), and (d), have occurred to the satisfaction of the ABL Agent.

“ABL Retained Interest” has the meaning set forth in Section 7.5(a).

“ABL Secured Parties” means the ABL Agent and the ABL Lenders.

“ABL Security Documents” means any and all agreements securing satisfaction of the ABL Obligations, including the ABL Credit Agreement, those certain Deposit Account Control Agreements, to be entered into by and among the ABL Agent, the Term Agent, the Convertible Noteholder Trustee, the ABL Borrower, and/or certain other Loan Parties or as may be amended and/or amended and restated to add the Term Agent and Convertible Noteholder Trustee as parties thereto as contemplated by the Loan Documents, that certain Trademark Security Agreement between the ABL Agent and the ABL Borrower, that certain Copyright Security Agreement, as amended, between the ABL Agent and certain other Loan Parties, that certain First Amended and Restated Preferred Ship Mortgage dated as of the date hereof, executed by SAExploration Seismic Services (US), LLC in favor of the ABL Agent, and any other ABL Loan Documents under which a security interest is granted to the ABL Agent.

“Additional Debt” has the meaning set forth in Section 10.5(b).

“Additional Term Agreement” means any agreement approved for designation as such by the Representatives in any Additional Indebtedness Joinder and Designation delivered to the Loan Parties after the date hereof, a form of which is attached hereto as Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Banking Services Obligations” means with respect to any Loan Party, any obligations of such Loan Party owed to ABL Agent (or any of its affiliates) in respect of Cash Management Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of a direct or indirect general partner of the partnership;

(3) with respect to a limited liability company, the direct or indirect managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such entity, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) in the case of any other entity, any other interests or participations that confer on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity, but excluding for each of (a) through (d) any debt securities convertible or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Class”, when used in reference to (a) any Secured Obligations, refers to whether such Secured Obligations are the ABL Obligations (other than the Excess ABL Obligations), the Term Obligations, the Convertible Note Indenture Obligations and the Excess ABL Obligations, (b) any Representative, refers to whether such Representative is the ABL Agent (on account of the ABL Obligations (other than the Excess ABL Obligations)), the ABL Agent (on account of the Excess ABL Obligations), the Term Agent (on account of the Term Obligations) or the Convertible Noteholder Trustee (on account of the Convertible Note Indenture Obligations), (c) any Secured Parties, refers to whether such Secured Parties are the ABL Secured Parties (on account of the ABL Obligations (other than the Excess ABL Obligations)), the ABL Secured Parties (on account of the Excess ABL Obligations), the Term Secured Parties (on account of the Term Obligations), or the Convertible Note Secured Parties (on account of the Convertible Note Indenture Obligations) and/or (d) any Loan Documents, refers to whether such Loan Documents are the ABL Documents (on account of the ABL Obligations (other than the Excess ABL Obligations)), the ABL Documents (on account of the Excess ABL Obligations), the Term Documents (on account of the Term Obligations or the Convertible Note Indenture Documents (on account of the Convertible Note Indenture Obligations).

“Collateral” means all existing and future assets and property of Holdings, each Domestic Subsidiary of Holdings (including the ABL Borrower) and each other Subsidiary of Holdings that becomes party to any Loan Documents after the date hereof, with respect to which a Lien is granted as security for any Secured Obligations under each Class of Loan Documents, including without limitation all now owned or hereafter acquired and/or developed:

(1)	Accounts (as defined in the UCC), payment intangibles and all other receivables;

(2)	Equipment (as defined in the UCC) and documents therefor;

(3)	Investment Property (as defined in the UCC);

(4)

commodity accounts, deposit accounts, collection accounts and securities accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(5)	letter of credit rights, supporting obligations and commercial tort claims with respect to any of the foregoing and letters of credit transferred to the ABL Agent;

(6)

all contracts, contract rights, Inventory, General Intangibles, documents, Chattel Paper (whether tangible or electronic) (each as defined in the UCC), drafts and acceptances, payment intangibles and instruments, in each case, in connection with, used in, acquired for, or necessary to the realization on any of the assets identified in clauses (1) through (5); excluding intercompany notes by or among Holdings and any of its Subsidiaries;

(7)	all other tangible and intangible property of Holdings, its Domestic Subsidiaries and each of its other Subsidiaries that becomes a party to the Loan Documents after the date hereof;

(8)	all books and records relating to the items referred to in items (1) through (7); and

(9)

receivables due to any from Alaska Seismic Ventures and any tax credit, tax certificate, tax refund or refund claim assigned or issued to any Loan Party in connection therewith, including any Alaska Tax Credits; and

(10)

all collateral security and guarantees with respect to any of the foregoing and, subject to the terms of this Agreement, all proceeds, products, substitutions, replacements, accessions, cash, money, insurance proceeds, instruments, securities, security entitlements, financial assets and deposit accounts received as proceeds of any of the foregoing and any other “proceeds” of the above as such are set forth in the ABL Credit Agreement; provided that any Collateral, regardless of type, received in exchange for any Collateral pursuant to an Enforcement Action pursuant to the terms of the ABL Credit Agreement (or the Term Credit Agreement in the event the ABL Credit Agreement has been paid in cash in full) and this Agreement shall be treated as Collateral under this Agreement and the Security Documents.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same or substantially similar Senior Collateral, granted by the same Loan Party, as applicable.

“Controlling Senior Representative” means (a) the ABL Agent (on account of the ABL Obligations (other than the Excess ABL Obligations)) unless (and until) the ABL Obligations Payment Date shall have occurred, (b) thereafter, the Term Agent unless (and until) the Term Obligations Payment Date shall have occurred, (c) thereafter, the Convertible Noteholder Trustee unless (and until) the Convertible Note Obligations Payment Date shall have occurred, and (d) thereafter, the ABL Agent (on account of the Excess ABL Obligations) unless (and until) the Excess ABL Obligations Payment Date shall have occurred.

“Convertible Notes” has the meaning set forth in the recitals above.

“Convertible Noteholder Trustee” means has the meaning set forth in the recitals above.

“Convertible Noteholders” means the holders of the Convertible Notes.

“Convertible Note Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is granted or purported to be granted to any Convertible Note Secured Party as security for any Convertible Note Indenture Obligations.

“Convertible Note Documents” means the Convertible Note Indenture Agreement, each Convertible Note Indenture Security Document and each Convertible Note Indenture Guarantee.

“Convertible Note Indenture” has the meaning set forth in the recitals above.

“Convertible Note Indenture Agreement” means the collective reference to (a) the Convertible Note Indenture; (b) any agreement under which Convertible Notes are sold or issued pursuant to the terms of the Convertible Note Indenture; and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under or issued pursuant to the Convertible Note Indenture or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an Convertible

Note Indenture Agreement hereunder (a “Replacement Convertible Note Indenture Agreement”). Any reference to the Convertible Note Indenture Agreement hereunder shall be deemed a reference to any Convertible Note Indenture Agreement then extant.

“Convertible Note Indenture Documents” means the Convertible Note Indenture Agreement, each Convertible Note Indenture Security Document and each Convertible Note Indenture Guarantee.

“Convertible Note Indenture Guarantee” means any Guarantee by any Loan Party of any or all of the Convertible Note Indenture Obligations.

“Convertible Note Indenture Lien” means any Lien created by or pursuant to the Convertible Note Indenture Security Documents.

“Convertible Note Indenture Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all indebtedness issued under the Convertible Note Indenture Agreement or any DIP Financing provided by some or all of the Convertible Note Secured Parties to the extent permitted hereunder, (b) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Convertible Note Indenture Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding and (c) all other “Obligations” as defined under any Convertible Note Indenture Agreement. To the extent any payment with respect to any Convertible Note Indenture Obligations (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, a Representative, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of such Representative and the respective Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Convertible Note Indenture Security Documents” means any and all agreements securing satisfaction of the Convertible Note Indenture Obligations, including, without limitation, that certain Pledge and Security Agreement, dated as of the date hereof by and among Holdings, the ABL Borrower and the other Loan Parties, as “Grantors” thereunder, and the Convertible Noteholder Trustee, that certain Trademark Security Agreement, dated as of September 26, 2018 by and among the ABL Borrower and the other Loan Parties, as co-Pledgors and the Convertible Noteholder Trustee, that certain Copyright Security Agreement dated as of September 26, 2018 by and among the Loan Parties party thereto and the Convertible Noteholder Trustee, and that certain Preferred Ship Mortgage, dated as of the date hereof, executed by SAExploration Seismic Services (US), LLC in favor of the Convertible Noteholder Trustee.

“Convertible Note Obligations Payment Date” means the first date on which (a) the Convertible Note Indenture Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized, discharged or defeased in accordance with the terms of the Convertible Note Documents) or are otherwise discharged, (b) all commitments to issue additional notes under the Convertible Note Documents have been terminated, and (c) so long as the Senior Obligations Payment Date or the Junior Obligations Payment Date shall not have occurred, the Convertible Noteholder Trustee has delivered a written notice to the applicable Representative(s) stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Convertible Note Secured Parties.

“Convertible Note Secured Parties” shall mean Convertible Noteholder Trustee and the Convertible Noteholders.

“DIP Financing” has the meaning set forth in Section 5.2(a).

“Domestic Subsidiary” means any Restricted Subsidiary of Holdings that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Enforcement Action” means, with respect to the Secured Obligations, the exercise of any default rights and remedies with respect to any Collateral securing such Secured Obligations or the commencement or prosecution of enforcement of any of such rights and remedies with respect to Collateral under, as applicable, the Loan Documents, or applicable law, and the exercise of any default rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Equity Interests” mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), joint venture interests, or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the date hereof or issued on or after the date hereof, but excluding debt securities convertible or exchangeable into such equity.

“Excess ABL Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the ABL Documents and the undrawn amount of outstanding letters of credit issued thereunder that is in excess of the ABL Obligations Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition.

“Excess ABL Obligations Payment Date” means the first date on which (a) the Excess ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to make advances and/or extend credit under the ABL Credit Agreement have been terminated and (c) so long as the Senior Obligations Payment Date shall not have occurred, the ABL Agent has delivered a written notice to the applicable Representative(s) stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the ABL Agent.

“Excluded Accounts” means, as to any Loan Party, all Deposit Accounts used solely for (i) payroll and/or accrued employee benefits, or (ii) employee benefit plans.

“Foreign Equity” means Equity Interests in any Foreign Subsidiary that are owned by any Loan Party.

“Foreign Subsidiary” means any Restricted Subsidiary of Holdings that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by such other entity as may have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign (whether civil, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreement, and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holdings” has the meaning set forth in the recitals above.

“Impairment” has the meaning set forth in Section 2.7.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under any Loan Documents as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Insolvency Proceedings” means with respect to any Person, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to a material portion of its assets; (c) any composition of liabilities or similar arrangement relating to such Person, whether or not under a court’s jurisdiction or supervision; (d) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or (e) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

“Intervening Creditor” has the meaning set forth in Section 2.7.

“Intervening Lien” has the meaning set forth in Section 2.7.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” means (a) with respect to the ABL Liens (other than ABL Liens securing the Excess ABL Obligations), the Term Liens, the Convertible Note Indenture Liens, and the ABL Liens securing the Excess ABL Obligations, (b) with respect to the Term Liens, the Convertible Note Indenture Liens, and the ABL Liens securing the Excess ABL Obligations, and (c) with respect to the Convertible Note Indenture Liens, the ABL Liens securing the Excess ABL Obligations.

“Junior Obligations” means (a) with respect to the ABL Obligations (other than the Excess ABL Obligations), the Term Obligations, the Convertible Note Indenture Obligations, and the Excess ABL Obligations, (b) with respect to the Term Obligations, the Convertible Note Indenture Obligations and the Excess ABL Obligations and (c) with respect to the Convertible Note Indenture Obligations, the Excess ABL Obligations.

“Junior Obligations Payment Date” means (a) with respect to any ABL Obligations (other than the Excess ABL Obligations), the latest of the Term Obligations Payment Date, the Convertible Note Obligations Payment Date, and the Excess ABL Obligations Payment Date, (b) with respect to any Term Obligations , the latest of the Convertible Note Obligations Payment Date and the Excess ABL Obligations Payment Date and (c) with respect to the Convertible Note Indenture Obligations, the Excess ABL Obligations Payment Date.

“Junior Representative” means the applicable Representative for the applicable Junior Secured Parties.

“Junior Representative Waiver Event” has the meaning set forth in Section 3.2(c).

“Junior Secured Parties” means (a) with respect to the ABL Secured Parties (except to the extent of their Excess ABL Obligations), the Term Secured Parties, the Convertible Note Secured Parties, and the ABL Secured Parties (on account of their Excess ABL Obligations), (b) with respect to the Term Secured Parties, the Convertible Note Secured Parties and all ABL Secured Parties (on account of the Excess ABL Obligations) and (c) with respect to the Convertible Note Secured Parties, the ABL Secured Parties (on account of the Excess ABL Obligations).

“Junior Security Documents” means with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any governmental treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not field recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Priority” means with respect to any Lien of a Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.

“Loan Documents” shall mean, collectively, the ABL Documents, the Term Documents and the Convertible Note Indenture Documents.

“Loan Party” means Holdings, the ABL Borrower and each Subsidiary of Holdings that is now or hereafter becomes a party to any Loan Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time, or both, any holder of any other Indebtedness of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries (other than Equity Interests of an Unrestricted Subsidiary).

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Proceeds” means (a) when used with respect to the Collateral, all “proceeds,” as defined in Article 9 of the Uniform Commercial Code (including, without limitation, insurance proceeds on Collateral but excluding any business interruption insurance), and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” means any right, title, or interest in or to property of assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any other Person owned by the Person in question and whether now in existence or owned or hereafter entered into or acquired, including all real property, cash, securities, accounts, revenues and contract rights.

“Purchase Option Period” has the meaning set forth in Section 7.1(a).

“Recovery” has the meaning set forth in Section 5.5.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Term Agreement” has the meaning set forth in the definition of “Term Agreement.”

“Replacement Convertible Note Indenture Agreement” has the meaning set forth in the definition of “Convertible Note Indenture Agreement.”

“Representative” means each of the ABL Agent, Term Agent and the Convertible Noteholder Trustee.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Secured Obligations” means ABL Obligations, the Term Obligations and the Convertible Note Indenture Obligations.

“Secured Parties” means the ABL Secured Parties, the Term Secured Parties and the Convertible Note Secured Parties.

“Security Documents” means, collectively, the ABL Security Documents, the Term Security Documents and the Convertible Note Indenture Security Documents.

“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” means (a) with respect to the Term Liens, the ABL Liens (other than ABL Liens securing the Excess ABL Obligations), (b) with respect to the Convertible Note Indenture Liens, the ABL Liens (other than ABL Liens securing the Excess ABL Obligations) and the Term Liens and (c) with respect to the ABL Liens securing the Excess ABL Obligations, the Convertible Note Indenture Liens, the ABL Liens (other than ABL Liens securing Excess ABL Obligations), and the Term Liens.

“Senior Obligations” means (a) with respect to the Term Obligations, all ABL Obligations (other than the Excess ABL Obligations), (b) with respect to the Convertible Note Indenture Obligations, all Term Obligations and all ABL Obligations (other than the Excess ABL Obligations) and (c) with respect to the Excess ABL Obligations, all Convertible Note Indenture Obligations, all ABL Obligations (other than Excess ABL Obligations) and all Term Obligations.

“Senior Obligations Payment Date” means (a) with respect to any Term Obligations, the ABL Obligations Payment Date, (b) with respect to any Convertible Note Indenture Obligations, the latest of the ABL Obligations Payment Date and the Term Obligations Payment Date and (c) with respect to any Excess ABL Obligations, the latest of the ABL Obligations Payment Date, the Term Obligations Payment Date, and the Convertible Note Obligations Payment Date.

“Senior Representative” means the applicable Representative for the applicable Senior Secured Parties.

“Senior Secured Parties” means (a) with respect to the Term Secured Parties, the ABL Secured Parties (except to the extent of their Excess ABL Obligations), (b) with respect to the Convertible Note Secured Parties, the ABL Secured Parties (except to the extent of their Excess ABL Obligations) and the Term Secured Parties, and (c) with respect to the ABL Secured Parties (on account of their Excess ABL Obligations), the Convertible Note Secured Parties, the ABL Secured Parties (except to the extent of their Excess ABL Obligations), and the Term Secured Parties.

“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Stated Maturity” means, with respect to any installment of interest or principal of any Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers, trustees or similar persons of the corporation, association, or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or controlling managing member or otherwise controls such entity.

“Term Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Agreement, the Term Agent shall be the Person identified as such in such agreement.

“Term Agreement” means the collective reference to (a) the Term Credit Agreement, (b) any Additional Term Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Term Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise), any Additional Term Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Agreement hereunder (a “Replacement Term Agreement”) and provided that any such refinancing, extension, replacement or refund is only in regards to Term Obligations up to the Term Loan Cap then in place. Any reference to the Term Agreement hereunder shall be deemed a reference to any Term Agreement then extant.

“Term Collateral” means all Property of each Loan Party, whether now owned or hereafter acquired, whether arising before or after any Insolvency Proceeding, in which a Lien is obtained, granted or purported to be granted at any time to the Term Agent, for the benefit of the Term Secured Parties, as security for any Term Obligation.

“Term Credit Agreement” has the meaning set forth in the recitals above.

“Term Documents” means the Term Agreement, each Term Security Document, each Term Guarantee and each other Term Loan Document.

“Term Guarantee” means any Guarantee by any Loan Party of any or all of the Term Obligations.

“Term Lender” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Agreement, the Term Lenders shall be the Persons identified as such in such agreement.

“Term Lien” means any Lien created by or pursuant to the Term Security Documents.

“Term Loan Cap” means the principal amount of $29,000,000, plus interest paid in kind added to principal, plus fees, costs, and interest thereon provided that such amount shall be reduced by the amount of any principal payment made on account of the Term Obligations, whether a option payment, mandatory payment, regularly scheduled payment or otherwise.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Credit Agreement or the Term Agreement, as applicable.

“Term Obligations” means (a) all principal of and interest (including any Post-Petition Interest), costs and premium (if any) on all loans and other extensions of credit made pursuant to the Term Agreement or any DIP Financing by some or all of the Term Secured Parties to the extent permitted hereunder, and (b) all Guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance, fraudulent transfer or a preference in any respect, set aside or required to be paid to a debtor in possession, any Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Term Agent and the Term Lenders and the other Classes of Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Obligations Payment Date” means the first date on which (a) the Term Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Term Documents have been terminated, and (c) so long as the Senior Obligations Payment Date or the Junior Obligations Payment Date shall not have occurred, the Term Agent has delivered a written notice to the applicable Representative(s) stating that the events described in clauses (a) and (b), have occurred to the satisfaction of the Term Secured Parties.

“Term Secured Parties” means the Term Agent and the Term Lenders.

“Term Security Documents” means any and all agreements securing satisfaction of the Term Obligations, including the Term Credit Agreement, those certain Deposit Account Control Agreements, to be entered into by and among the ABL Agent, the Term Agent, the Convertible Noteholder Trustee, and certain Loan Parties or as may be amended and/or amended and restated to add the Term Agent and Convertible Noteholder Trustee as parties thereto as contemplated by the Loan Documents, that certain Trademark Security Agreement between the Term Agent and Holdings, that certain Copyright Security Agreement, between the Term Agent and certain other Loan Parties, that certain Preferred Ship Mortgage, executed by SAExploration Seismic Services (US), LLC in favor of the Term Agent, and any other Term Loan Documents pursuant to which a security interest is granted to the Term Agent.

“Triggering Event” means (i) the acceleration of any Senior Obligations with first ranking Lien Priority under Section 2.1 hereof prior to maturity, (ii) the termination of the related Senior Representative’s commitment (as applicable) to make advances under the related Senior Documents, by written notice, (iii) the exercise of any Enforcement Action in respect of such Senior Obligations, (iv) any default in any scheduled payment of principal, premium, if any, interest or fees under any related Senior Document that remains uncured or unwaived for a period of 30 consecutive days, (v) the commencement of an Insolvency Proceeding or (vi) a Junior Representative Waiver Event.

“Unasserted Contingent Obligations” means, at any time, Secured Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation, and (b) with respect to Secured Obligations, contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted under the terms of the Term Credit Agreement and the Convertible Note Indenture, is not party to any agreement, contract, arrangement, or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement, or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time for Persons who are not Affiliates of Holdings;

(3) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Equity Interests, or (b) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries; and

(5) neither Holdings nor any of its Restricted Subsidiaries have guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of such Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

1.3 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise expressly specified herein, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priority.

2.1 Lien Subordination. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law (including the Bankruptcy Code), any Loan Document, any alleged or actual defect or deficiency in any of the foregoing, any failure to attach or (if required under any Loan Document) perfect any Lien created under any Loan Document or any other circumstance whatsoever, each Junior Representative, on behalf of the respective Junior Secured Parties, in respect of such Collateral hereby agrees that:

(a) any Senior Lien in respect of such Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b) any Junior Lien in respect of such Collateral, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

For the avoidance of doubt, as between the ABL Secured Parties and the other Secured Parties, the Lien on the Collateral securing the ABL Obligations (other than Excess ABL Obligations) shall always be senior to the Lien on the Collateral securing the Term Obligations, Convertible Note Indenture Obligations and Excess ABL Obligations and (ii) the Lien on the Collateral securing the Excess ABL Obligations shall always be junior to the Lien on the Collateral securing the ABL Obligations (other than Excess ABL Obligations), the Term Obligations, and the Convertible Note Obligations. For the avoidance of doubt, (A) as between the Term Secured Parties and the other Secured Parties, the Lien on the Collateral securing the Term Obligations shall be (i) senior to the Lien on the Collateral securing the Convertible Note Indenture Obligations and the Excess ABL Obligations and (ii) junior to the Lien on the Collateral securing the ABL Obligations (other than Excess ABL Obligations)and (B) as between the Convertible Note Secured Parties and the other Secured Parties, the Lien on the Collateral securing the Convertible Note Indenture Obligations shall be (i) junior to the Lien on the Collateral securing the ABL Obligations (other than the Excess ABL Obligations) and the Term Obligations and (ii) senior to the Lien on the Collateral securing the Excess ABL Obligations.

2.2 Prohibition on Contesting Liens. In respect of any Collateral, each Junior Representative, on behalf of the respective Junior Secured Parties, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b) demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3 Nature of Obligations. Each Junior Representative on behalf of itself and the respective Junior Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, subject to the lien priorities set forth herein and the limitations on Indebtedness contained in the Junior Documents, in each event, without notice to or consent by the Junior Secured Parties and without affecting the provisions hereof. The ABL Agent and the Convertible Noteholder Trustee acknowledge that the terms of the Term Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Term Obligations may be increased, replaced or refinanced, subject to the lien priorities set forth herein and the limitations on Indebtedness contained herein and in the ABL Loan Documents and the Convertible Note Indenture Documents in each event, without notice to or consent by the other Representatives and without affecting the provisions hereof. The ABL Agent and the Term Agent acknowledge that the Convertible Note Indenture Obligations may be replaced or refinanced, without notice to or consent by the other Representatives and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 (including the ABL Obligations Cap) and the Term Loan Cap shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, re-borrowing, increase, replacement, renewal, restatement or refinancing of any Class of Secured Obligations, or any portion thereof.

2.4 No New Liens.

(a) Until the Senior Obligations Payment Date, no Junior Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Junior Obligation which assets are not also subject to the Lien of the Senior Secured Parties under the Senior Documents, subject to the Lien Priority set forth herein. If any Junior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Junior Obligation which assets are not also subject to the Lien of the Senior Secured Parties under the Senior Documents, subject to the Lien Priority set forth herein, then such Junior Representative (or the relevant Junior Secured Party) shall, without the need for any further consent of any other Junior Secured Party and notwithstanding anything to the contrary in any other Junior Document be deemed to also hold and have held such lien for the benefit of the Senior Representative or Senior Representatives (as applicable) as security for the Senior Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Senior Representative or Senior Representatives (as applicable) in writing of the existence of such Lien.

(b) Until the applicable Junior Obligation Payment Date, the Senior Secured Parties shall not acquire or hold any Lien on any assets of any Loan Party securing any Senior Obligation which assets are not also subject to the Lien of the respective Junior Representative under the applicable Junior Documents, subject to the Lien Priority set forth herein; provided, however, the ABL Agent may hold Liens on ABL Agent Cash Collateral notwithstanding such Junior Representative’s lack of a Lien thereon. If a Senior Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Senior Obligation which assets are not also subject to the Lien of each Junior Representative under the applicable Junior Documents, subject to the Lien Priority set forth herein, then such Senior Secured Party shall, notwithstanding anything to the contrary in any other Senior Document be deemed to also hold and have held such lien for the benefit of such Junior Representative as security for the applicable Junior Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify such Junior Representative in writing of the existence of such Lien.

2.5 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents, the Term Security Documents and the Convertible Note Indenture Security Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Secured Obligations of each Class are fundamentally different from the Secured Obligations of the other Classes and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Secured Obligation claims against the Loan Parties with the effect being that, to the extent that the aggregate value of the Senior Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the pool of Senior Collateral for such Senior Secured Parties, before any distribution is made in respect of the claims held by the Junior Secured Parties, with the Junior Secured Parties hereby acknowledging and agreeing to turn over to the respective Senior Representative on behalf of the respective Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6 Agreements Regarding Actions to Perfect Liens.

(a) [Reserved.]

(b) Each Senior Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Collateral pursuant to the Security Documents, such possession or control is also for the benefit of each Junior Representative and the respective Junior Secured Parties solely to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on any Senior Representative (or any third party acting on such Person’s behalf) with respect to such Collateral or provide any Junior Representative and the respective Junior Secured Parties with any rights with respect to such Collateral beyond those specified in this Agreement and each Security Document, as applicable, provided that subsequent to the occurrence of the Senior Obligations Payment Date with respect to any Senior Representative (so long as the Junior Obligations Payment Date shall not have occurred), such Senior Representative shall (i) deliver to the Controlling Senior Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any endorsements reasonably requested by the Loan Parties or the Controlling Senior Representative to the extent required by the Senior Documents of the Senior Representative(s) or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Parties and shall not impose on the Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.7 Impairments. It is the intention of the parties hereto that the Secured Parties of each Class (and not the Secured Parties of any other Class) bear the risk of (a) any determination by a court of competent jurisdiction that (i) any Secured Obligations of such Class are unenforceable under applicable law or are subordinated to any other obligations (other than to any Secured Obligations of any other Class to the extent provided hereunder), (ii) any Secured Obligations of such Class do not have a valid and perfected Lien on any of the Collateral securing any Secured Obligations of the other Classes or (iii) any

Person (other than any Representative or any Secured Party) has a Lien on any Collateral that is senior in priority to the Lien on such Collateral securing any Secured Obligations of such Class, but junior to the Lien on such Collateral securing any Secured Obligations of another Class (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) and (b) the existence of any Collateral securing Secured Obligations of the other Class that does not constitute Collateral with respect to any Secured Obligations of such Class (any condition referred to in clause (a) or (b) with respect to the Secured Obligations of such Class being referred to as an “Impairment” of such Class); provided that the existence of any limitation on the maximum claim that may be made against any real property subject to a mortgage that applies to Secured Obligations of any Class shall not be deemed to be an Impairment of Obligations of any other Class. In the event an Impairment exists with respect to the Secured Obligations of a Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class, and the rights of the Secured Parties of such Class (including the right to receive distributions in respect of the Secured Obligations of such Class pursuant to the Loan Documents of such Class and in accordance herewith) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event the Secured Obligations of a Class shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Collateral or Proceeds to be distributed in respect of the Secured Obligations of such Class. In addition, in the event the Secured Obligations of a Class are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of, or order granted pursuant to, any other bankruptcy law), any reference to the Secured Obligations of such Class or the Loan Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Subject to a purchase of the Senior Obligations pursuant to Section 7, until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party; provided, however, each Senior Secured Party shall use its best efforts to provide the Junior Secured Parties with copies of any written notice of (i) acceleration, (ii) payment default, or (iii) an Enforcement Action, within five (5) business days of providing such notice to any Loan Party.

3.2 Junior Representative Standstill and Waivers. Each Junior Representative, on behalf of itself and the respective Junior Secured Parties, agrees that until the Senior Obligations Payment Date has occurred, or upon the Senior Secured Parties’ advance written consent, but subject to the provisos set forth in Section 5.1 and Section 7:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(c) they have no right to (i) direct either any Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral, or (ii) consent or object to the exercise by any Senior Representative or any other Senior Secured Party, pursuant to an Enforcement Action, of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right; provided, however, if, pursuant to the terms of this subsection (ii), a Junior Representative is required to waive a contractual right in connection with a disposition of Collateral with an aggregate value in excess of $1,000,000, outside the ordinary course of business, such waiver shall constitute a Triggering Event if the Junior Representative provides written notification to the applicable Senior Representative(s) of the contractual right subject to such waiver and its status as a Triggering Event under this subsection and Section 7, and the Controlling Senior Representative nonetheless elects to proceed with the exercise of such right, remedy or power after receipt of such notice (a “Junior Representative Waiver Event”));

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(e) they will not commence judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(f) they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

3.3 Judgment Creditors. In the event that any Secured Party becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens in favor of such Secured Party with respect to such Collateral are subject to the terms of this Agreement.

3.4 Cooperation; Sharing of Information and Access.

(a) Each Junior Representative, on behalf of itself and the related Junior Secured Parties, agrees that each of them shall take such actions as any Senior Representative shall reasonably request in connection with the exercise by such Senior Representative of its rights set forth herein in respect of the Collateral.

(b) In the event that a Representative shall, in the exercise of its rights under the related Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Collateral, such Representative shall promptly notify each other Representative of such fact and, upon reasonable request from any other Representative and as promptly as practicable thereafter, either make available to such Representative such books and Records for inspection and duplication or provide to such Representative copies thereof.

(c) [Reserved].

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if a Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by such Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against such Secured Party.

3.6 Actions Upon Breach.

(a) If any Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the applicable Representative, may interpose as a defense or dilatory plea the making of this Agreement, and other Secured Parties may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should a Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, another Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Representatives on behalf of the related Secured Parties that (i) a Secured Party’s damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Secured Party waives any defense that the Loan Parties and/or the other Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 Rights as Unsecured Creditors. The Secured Parties may, in accordance with the terms of the Loan Documents and applicable law, enforce rights and exercise remedies against the Loan Parties as unsecured creditors; provided that no such action is otherwise expressly or impliedly inconsistent with the terms of this Agreement.

3.8 Other Rights. For the avoidance of doubt, the Secured Parties shall be entitled to (a) take any action (not adverse to the priority status of the Liens on the Collateral, or the rights of the other Secured Parties or any of the holders of Secured Obligations to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its Lien on and rights in, and the perfection and priority of its Lien on, any of the Collateral, (b) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law and, subject to the restrictions set forth herein, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Collateral, and (c) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to their respective Secured Obligations and the Collateral.

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1 Application of Proceeds.

(a) Application of Proceeds of Senior Collateral. Each Senior Representative and each Junior Representative hereby agree that all Senior Collateral (or Junior Collateral, as applicable), and all Proceeds thereof, received by any of them in connection with the collection, sale or disposition of Senior Collateral (or Junior Collateral, as applicable) shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Controlling Senior Representative in connection with such Enforcement Action; second, to the payment of ABL Obligations (excluding Excess ABL Obligations) until the ABL Obligations Payment Date; third, to the payment of the Term Obligations until the Term Obligations Payment Date; fourth, to payment of Convertible Note Indenture Obligations until the Convertible Note Obligations Payment Date; fifth, to the payment of Excess ABL Obligations until the Excess ABL Obligations Payment Date; sixth, after the payment in full of all Senior Obligations in the order of the immediately preceding clauses, to the payment of all remaining Junior Obligations, if any; and seventh, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; provided, however, nothing herein shall prohibit the Junior Representatives, prior to an event of default under the Senior Documents and as otherwise permitted hereunder, from receiving regularly scheduled payments and reimbursement of fees and expenses from Proceeds, to the extent such Proceeds (i) are obtained by Loan Parties in the ordinary course of business as cash flow from operating activities or (ii) constitute Proceeds from the Alaska Tax Credits (as such term is defined in the ABL Credit Agreement).

(b) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, no Senior Representative shall have any obligation or liability to any Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c) Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly delivered or paid over to the Senior Representative(s), for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative(s) to make any such endorsements as agent for each Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Release of Liens. Upon any release, sale or disposition of Senior Collateral permitted (or consented to) pursuant to the terms of the Senior Documents and this Agreement that results in the release of the Senior Lien on any Senior Collateral (including, after the occurrence of an Event of Default, any sale or other disposition pursuant to any Enforcement Action) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person. Each Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative(s) shall reasonably request to evidence any release of the Junior Lien described in this Section 4.2. Each Junior Representative hereby appoints the Senior Representative(s) and any officer or duly authorized person of such Senior Representative(s), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Representative and in the name of such Junior Representative or in the Senior Representative(s)’s own name, from time to time, in the Senior Representative(s)’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 [Reserved]

4.4 Insurance.

(a) Until the Senior Obligations Payment Date and subject to the terms of, and the rights of the Loan Parties under, the Senior Documents, the Controlling Senior Representative shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss or claim thereunder, the sole and exclusive right to adjust settlement of any business interruption insurance, and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Until the Senior Obligations Payment Date, (i) all Proceeds of any such policies and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral and to the extent required by the Senior Documents shall be paid to the Controlling Senior Representative pursuant to the terms of the Senior Documents (including, without limitation, for purposes of cash collateralization of Letters of Credit) and thereafter, following the Senior Obligations Payment Date, and subject to the rights of the Loan Parties under the Documents, in full to the applicable Junior Representative for the benefit of the respective Junior Secured Parties in accordance with the Lien Priority established in Section 2.1, until each applicable Junior Obligations Payment Date, and then to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct, and (ii) if any Junior Representative or the respective Junior Secured Parties shall, at any time receive any Proceeds of any such insurance policy or any such award or payment with respect to Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Controlling Senior Representative in accordance with the terms of Section 4.1.

(b) [Reserved].

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Secured Parties shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the Senior Obligations Payment Date has occurred, each Junior Representative agrees on behalf of itself and the respective Junior Secured Parties that no such Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including with respect to the determination of any Liens or claims held by the Senior Representative(s) (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that each Junior Representative may (i) file a proof of claim or statement of interest in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion, claim, adversary proceeding or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the applicable Junior Secured Parties on the Senior Collateral subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on each Junior Representative imposed hereby.

5.2 Financing Matters.

(a) If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Senior Obligations Payment Date, and if the Controlling Senior Representative desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code (or similar bankruptcy law) that represents proceeds of Collateral or to provide financing to any Loan Party under the Bankruptcy Code (or similar bankruptcy law) or to consent (or not object) to the provision of such financing to any Loan Party secured by a Lien on any Collateral (any such financing, “DIP Financing”), then, so long as (1) the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such DIP Financing, together with the principal amount of Senior Obligations outstanding at such time (owed to the Senior Secured Parties providing the DIP Financing) (after giving effect to the application of the proceeds of any DIP Financing to refinance all or any portion of such Senior Obligations) does not exceed the principal amount of $35,000,000, (2) subject to clause (B) of this subparagraph (a), each Junior Representative retains a Lien on all Collateral with the same priority as existed prior to the commencement of the Insolvency Proceeding, (3) to the extent that the Senior Representative(s) is granted adequate protection in the form of a Lien on Collateral, each Junior Representative is permitted to seek a Lien on such additional Collateral as existed prior to the commencement of the Insolvency Proceeding and the Senior Representative(s) agrees not to object to such action by the applicable Junior Representative, (4) the terms of such DIP Financing do not require Holdings or any other Loan Party to seek approval for any plan of reorganization that is inconsistent with this Agreement, and (5) the terms of such DIP Financing do not require any Junior Secured Parties to advance additional funds pursuant to such DIP Financing, each Junior Representative agrees, on behalf of itself and the respective Junior Secured Parties, that such Junior Secured Parties (A) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing on the grounds of a failure to provide “adequate protection” for such Junior Representative’s Lien on the Collateral to secure the applicable Junior Obligations or on any other grounds and (B) if requested by the Senior Representative(s), will subordinate (and will be deemed hereunder to have subordinated) the applicable Junior Liens on any Collateral (i) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Senior Representative(s) and (iii) to any “carve-out” agreed to by the Senior Representative(s), so long as such Junior Representative retains its Lien on the Collateral to secure its Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code).

(b) [Reserved].

(c) All Liens granted to any Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3 Relief From the Automatic Stay. Until the Senior Obligations Payment Date, each Junior Representative agrees, on behalf of itself and the respective Junior Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Senior Representative(s), unless the Senior Representative(s) already has filed a pending motion for such relief with respect to its interest in the Collateral and a corresponding motion must be filed solely for the purpose of preserving such Junior Representative’s ability to receive residual distributions.

5.4 No Contest. Each Junior Representative, on behalf of itself and the respective Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by any Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a)) or for relief from the automatic stay with respect to the Senior Collateral, or (b) any objection by any Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by any Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to such Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5 Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer or conveyance, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in Insolvency Proceedings. Neither the Junior Representatives nor any of the respective Junior Secured Parties shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and each Junior Representative and each respective Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties, free and clear of the applicable Junior Liens so long as (a) the requisite Senior Secured Parties have consented to such sale or other disposition of such assets, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such Junior Secured Parties under Section 363(k) of the Bankruptcy Code (so long as the right of such Junior Secured Parties to offset their claim against the purchase price is only after the Senior Obligations have been paid in full in cash), (c) either (i) pursuant to court order, the Junior Liens attach to the net proceeds of the sale or other disposition with the same priority and validity as the Junior Liens on such Senior Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the proceeds of the sale or other disposition are applied in accordance with Section 4.1(a), (d) such sale or disposition is not in contravention of the terms of this Agreement and (e) the net cash proceeds of the sale or other disposition that are applied to Senior Obligations permanently reduce the Senior Obligations (and, in respect of the ABL Obligations, the ABL Obligations Cap shall be reduced by an amount equal to such net cash proceeds) to the extent provided in Section 4.1(a). The foregoing to the contrary notwithstanding, the Junior Secured Parties may raise any objections to any sale or disposition of the Senior Collateral that could be raised by a creditor of the Loan Parties whose claims are not secured by Liens on the Senior Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, the Junior Secured Parties may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other bankruptcy law) with respect to the Liens granted to the Junior Secured Parties in respect of the Senior Collateral).

5.7 Other Matters. To the extent that any Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral (other than to the extent that such Collateral also constitutes Senior Collateral), such Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of any Junior Representative; provided that if reasonably requested by a Junior Representative, such Senior Representative shall timely exercise such rights in the manner requested by such Junior Representative, including any rights to payments in respect of such rights (for the avoidance of doubt, this Section 5.7 shall not be construed to limit, restrict or condition (in any way) the Senior Representative(s)’s right to enforce rights under Section 363 or Section 364 of the Bankruptcy Code or otherwise with respect to Senior Collateral.

5.8 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, including, without limitation, the Lien Priorities set forth in Section 2, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.9 Certain Waivers. Each Representative on behalf of the respective Secured Parties, waives any claim it may hereafter have against any other Secured Party arising out of (a) the election by such Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other applicable law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral or otherwise in any Insolvency Proceeding, in each case, to the extent consistent with the terms of this Agreement.

SECTION 6. Loan Documents.

6.1 Amendments of Loan Documents. Each Loan Party and each Representative, on behalf of itself and the respective Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Loan Documents inconsistent with or in violation of this Agreement.

6.2 [Reserved].

6.3 Comparable Amendments. In the event any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of such Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to a Junior Representative under the Junior Loan Documents shall be made without the prior written consent of such Junior Representative and (iv) notice of such amendment, waiver or consent shall be given to a Junior Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Purchase Option.

7.1 Notice of Exercise. Upon the occurrence and during the continuance of any Triggering Event, (a) the Controlling Senior Representative shall endeavor to promptly give notice thereof to each Junior Representative, and (b) each respective Class of Junior Secured Parties, acting as a single group, through its respective Junior Representative, shall have the option for a period of fifteen (15) Business Days (or an unlimited number of days in the case of a Triggering Event of the type described in clause (v) of the definition thereof) (the “Purchase Option Period”), after the receipt of such notice, to issue a notice to each Representative of its respective Senior Secured Parties that such Class of Junior Secured Parties intends to purchase all of the Senior Obligations from all of such Senior Secured Parties. For the avoidance of doubt, each Class of Junior Secured Parties that exercises and is bound to exercise its purchase option pursuant to this Section 7.1 must purchase all of the Senior Obligations of its respective Senior Secured Parties (and not only the Senior Obligations of the Controlling Senior Representative and corresponding Senior Secured Parties). Except with respect to a Triggering Event of the type described in clause (v) of the definition thereof, such Purchase Option Period shall run simultaneously for each Class of Junior Secured Parties for a total aggregate period of fifteen (15) Business Days; provided, however, that if the Controlling Senior Representative gives notice to a Junior Representative more than one Business Day after the other Junior Representatives, the Purchase Option Period for such Junior Representative shall be extended by the same number of days that delivery of such notice has been delayed. In the event of receipt by the Controlling Senior Representative of multiple notices of intent to purchase, the Class of Junior Secured Parties with the Senior Liens (as set forth in the Lien Priorities provided in Section 2.1) that issues such notice shall be irrevocably bound and entitled to purchase the Senior Obligations on the terms of this Section 7 and the Controlling Senior Representative shall notify each Junior Representative for each Class of Junior Secured Parties that issues such notice as to which Class of Junior Secured Parties is bound. The failure of the Controlling Senior Representative to provide the notice described in subsection (a) above shall not constitute a breach of its obligations hereunder and shall not impair any of the Senior Representative(s)’s rights hereunder or under any of the respective Loan Documents. Notwithstanding anything to the contrary in this Agreement, the occurrence of a Triggering Event or the delivery of any notice under this Section 7.1, shall not prevent, postpone, or otherwise affect the right of the Senior Representative(s) to exercise any rights or remedies permitted under this Agreement, including, without limitation, the commencement or continuation of any Enforcement Action.

7.2 Purchase and Sale. On the date specified by the relevant Junior Secured Parties in the notice contemplated by Section 7.1(b) (which shall not be less than 5 Business Days, nor more than 10 Business Days, after the receipt by the Controlling Senior Representative of the notice of the relevant Junior Secured Parties’ election to exercise such option), the applicable Senior Secured Parties shall sell to the relevant Junior Secured Parties, and the relevant Junior Secured Parties shall purchase from the applicable Senior Secured Parties, the Senior Obligations on an as-is, where-is basis; provided that, such Senior Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Senior Documents but shall not retain any rights to the security therefor.

7.3 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Junior Secured Parties shall (i) pay to the relevant Senior Secured Parties as the purchase price therefor the full amount of all the Senior Obligations then outstanding and unpaid (including principal, interest, fees (including facility fees and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses)), (ii) furnish cash collateral in an amount equal to 105% of the face amount of the issued and outstanding letters of credit secured by the Senior Documents, if applicable, (iii) agree to reimburse the relevant Senior Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Obligations, and/or as to which the relevant Senior Secured Parties have not yet received final payment, as applicable, (iv) agree to reimburse the relevant Senior Secured Parties and letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the Senior Documents as to matters or circumstances known to such Senior Secured Parties at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to such Senior Secured Parties or letter of credit issuing banks, as applicable, and (v) agree to indemnify and hold harmless the relevant Senior Secured Parties and letter of credit issuing banks, as applicable, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted (excluding, for the avoidance of doubt, any unasserted contingent third-party obligations not described above) by a third party in respect of the Senior Obligations as a direct result of any acts by such Senior Secured Parties occurring prior to the date of such purchase to the extent such acts comply with the applicable standard of care (if any) set forth for such actions in the Senior Documents. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the respective Representative of the relevant Senior Secured Parties may designate in writing for such purpose.

7.4 Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the relevant Senior Secured Parties and without recourse of any kind, and the applicable Junior Secured Parties shall assume all obligations of such Senior Secured Parties under the relevant Senior Documents and indemnify such Senior Secured Parties for any breach thereof, all in accordance with assignment documentation in form and substance acceptable to the respective Representative of the relevant Senior Secured Parties, except that Senior Secured Parties shall represent and warrant that such Senior Secured Parties own the Senior Obligations free and clear of any Liens or encumbrances created by it.

7.5 (a) Excess ABL Obligations. In the event that any one or more Junior Secured Parties exercises and consummates the purchase option set forth in this Section 7 and at the time of such purchase, there exists Excess ABL Obligations, the consummation of such purchase option shall not include (nor shall the purchase price be calculated with respect to) such Excess ABL Obligations (such amount, the “ABL Retained Interest”).

(b) Reserved.

7.6 ABL Retained Interest. In the event that an ABL Retained Interest exists, the ABL Agent shall, at the request of the purchasing Junior Secured Parties, execute an amendment to the ABL Agreement acknowledging that such ABL Retained Interest consisting of Excess ABL Obligations is a last-out tranche, payable after the Senior Obligations Payment Date. Interest with respect to such ABL Retained Interest consisting of Excess ABL Obligations shall continue to accrue and be payable in accordance with the terms of the ABL Documents, the ABL Retained Interest shall continue to be secured by the Collateral (but shall be junior and subordinate to all Liens on the Collateral in favor of each Senior Representative, and the ABL Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the ABL Agreement and this Agreement. The ABL Agent shall continue to have all of its rights and remedies under the ABL Agreement and the other ABL Documents on account of the Excess ABL Obligations; provided that the ABL Agent and the other ABL Secured Parties shall have no right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any Junior Document (on account of the Excess ABL Obligations) except that the consent of the ABL Agent shall be required for matters in contravention of the provisions and priorities set forth in this Agreement.

7.7 Junior Representatives. For the avoidance of doubt, notwithstanding anything to the contrary herein, (i) any obligations to pay the purchase price, furnish cash collateral, and indemnify and reimburse the Senior Secured Parties in connection with the exercise of the purchase option set forth herein shall be obligations of the relevant Junior Secured Parties other than the Junior Representatives, and (ii) the Junior Representatives shall have no obligations under this Section 7 except to the extent they are required to act in an administrative capacity for their respective Class of Junior Secured Parties in accordance with their respective Loan Documents.

SECTION 8. Reliance; Waivers; etc.

8.1 Reliance. Each Class of Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each Representative, on behalf of it itself and the respective Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Representatives.

8.2 No Warranties or Liability. Each Representative acknowledges and agrees that the other Representatives have made no representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any Loan Document, the ownership by any Loan Party of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, each Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law, the applicable Loan Documents and their usual practices, modified from time to time as they deem appropriate. No Representative shall have any obligation whatsoever to the other Secured Parties to ensure that any Collateral in its possession is genuine or owned by a Loan Party or to preserve the rights or benefits of any Person.

8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Loan Documents.

SECTION 9. Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of each Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representatives and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of any Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c) any exchange, release or lack of perfection of any Lien or any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1 Rights of Subrogation. Each Junior Representative, for and on behalf of itself and the respective Junior Secured Parties, agrees that no payment to any Senior Representative pursuant to the provisions of this Agreement shall entitle such Junior Representative or respective Junior Secured Party to exercise any rights of subrogation in respect thereof until the Senior Obligations Payment Date. Following the Senior Obligations Payment Date, each applicable Senior Representative agrees to execute such documents, agreements, and instruments as such Junior Representative or any Junior Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Obligations resulting from payments to such Senior Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Senior Representative are paid by the Loan Parties upon request for payment thereof. Each Senior Representative agrees that no payment to a Junior Representative or the respective Junior Secured Party pursuant to the provisions of this Agreement shall entitle such Senior Representative to exercise any rights of subrogation in respect thereof until the applicable Junior Obligations Payment Date. Following any Junior Obligations Payment Date, the applicable Junior Representative agrees to execute such documents, agreements, and instruments as any applicable Senior Representative may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Junior Obligations resulting from payments to such Junior Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Junior Representative are paid by the Loan Parties upon request for payment thereof.

10.2 Further Assurances. Each of the Representatives will, at the Loan Parties’ expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable each Representative to exercise and enforce its rights and remedies hereunder; provided that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall govern.

10.4 Continuing Nature of Provisions.

(a) Subject to Section 5.5 and Section 10.4(b), this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until there is only one outstanding Class of Secured Obligations. This is a continuing agreement and the Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

(b) Notwithstanding Section 10.4(a), this Agreement shall terminate with respect to any Representative upon the ABL Obligations Payment Date, Term Obligations Payment Date, Convertible Note Obligations Payment Date, or Excess ABL Obligations Payment Date, as applicable, and the termination of the applicable Loan Documents.

10.5 Amendments; Waivers; Acknowledgment; Authority.

(a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by each Representative. A copy of any amendment or modification shall be promptly provided to the ABL Borrower. Upon the ABL Obligations Payment Date, Term Obligations Payment Date, Convertible Note Obligations Payment Date, or Excess ABL Obligations Payment Date, as applicable, and the termination or discharge of the applicable Loan Documents, the signature of the Representative of the Secured Parties whose Loan Documents have been terminated or discharged and Obligations have been so paid, or discharged, or defeased shall not be required to subsequently amend, modify, or terminate this Agreement, provided that this Section shall not be construed to amend Section 10.5(b) or otherwise restrict the incurrence of Additional Debt and the joinder of such Secured Parties to this Agreement (after which, the consent of the Representative of such Additional Debt shall be required to amend or modify this Agreement).

(b) It is understood that the Representatives, without the consent of any other Secured Party (other than the Secured Parties of their respective Class), may in their discretion determine that a supplemental agreement (which may take the form of Exhibit A: Form of Additional Indebtedness Joinder and Designation) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations, Term Obligations or Convertible Note Indenture Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify which class of Secured Obligations such Additional Debt shall constitute; provided, that such Additional Debt is permitted to be incurred by this Agreement and the other Loan Documents, and is permitted by said agreements to be subject to the provisions of this Agreement as a Class of Secured Obligations, as applicable.

(c) By its signature, each person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Representative executing this Agreement as agent for any Secured Party represents and warrants to the other parties hereto that it is duly authorized to bind such Secured Party.

(d) It is understood and agreed that each of the ABL Agent, Term Agent and Convertible Noteholder Trustee is executing this Agreement solely in its capacity as administrative agent or trustee (as applicable) and collateral agent or collateral trustee, as applicable, for its respective Class of Secured Parties and shall be entitled to request the written direction or the written consent of the requisite percentage of such Secured Parties as provided in its respective Loan Documents in connection with any action taken on behalf of such Class of Secured Parties hereunder. The rights, privileges and immunities of each of the ABL Agent, Term Agent, and Convertible Noteholder Trustee as set forth in the respective Loan Documents shall apply to any actions taken hereunder.

10.6 Information Concerning Financial Condition of the Loan Parties. Without imposing any obligation on any Representative other than as set forth in the respective Loan Documents, each of the Representatives hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. The Representatives hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise expressly provided in the Loan Documents or this Agreement). Except to the extent otherwise expressly required under this Agreement, in the event any Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

10.8 CONSENT TO JURISDICTION; JURY TRIAL WAIVER.

(A) EACH REPRESENTATIVE HEREBY AGREES THAT ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST IT ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH REPRESENTATIVE, FOR ITSELF AND FOR THE RESPECTIVE SECURED PARTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE REPRESENTATIVE AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.9 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH REPRESENTATIVE IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT EACH SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B) EACH REPRESENTATIVE HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.9. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH REPRESENTATIVE IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

(C) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.8(C) AND

EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be, in the case of the Representatives, as set forth below such Person’s name on the signature pages hereof, or, in the case of any Loan Party, on the signature page to the Acknowledgment attached as Annex 1, or such other address as may be designated by such Person in a written notice to all of the other parties.

10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each other Secured Party and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Senior Documents or the Junior Documents, as applicable, or to demand payment under any Guarantee in respect thereof.

10.14 Counterparts; Integration; Effectiveness. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15 Additional Loan Parties. The ABL Borrower shall cause each Person that becomes a Loan Party after the date hereof to acknowledge this Agreement by execution and delivery by such Person of an Acknowledgment in the form of Annex 1.

10.16 Bailment. Each Senior Representative agrees that if it shall at any time hold in its possession or control any Collateral, such Senior Representative shall, solely for the purpose of perfecting the Junior Liens granted under the Junior Documents and subject to the terms and conditions of this Section 10.16, also hold and/or maintain control of such Collateral as gratuitous bailee or representative

(as defined in Section 1-201(35) of the UCC) of the Junior Representatives. Each Senior Representative shall be entitled to deal with such Collateral in accordance with the terms of this Agreement and the other Loan Documents as if the applicable Junior Liens did not exist. Without limiting the foregoing, no Senior Representative shall have any obligation or responsibility to ensure that any Collateral is genuine or owned by any of the Loan Parties. No Senior Representative shall, by reason of this Agreement, any other Security Document or any other agreement, document or instrument, have a fiduciary relationship in respect of any other Secured Party. After the occurrence of the Senior Obligations Payment Date, the Controlling Senior Representative shall transfer the possession and control of such Collateral, together with any endorsements requested by the successor Controlling Senior Representative but without recourse or warranty, (i) if any Junior Obligations are outstanding at such time, to the successor Controlling Senior Representative, as determined by the Lien Priority set forth in Section 2.1, and (ii) if no Junior Obligations are outstanding at such time, to the applicable Loan Party, in each case so as to allow such person to obtain possession and control of such Collateral.

10.17 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Senior Obligations previously made shall be rescinded for any reason whatsoever, then such Senior Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien Priorities and the relative rights and obligations of the Secured Parties provided for herein. In addition, each Representative further agrees that if, at any time, all or part of any payment with respect to any Senior Obligations secured by any Senior Collateral previously made shall be rescinded for any reason whatsoever, such Representative will promptly pay over to the applicable Senior Representative any payment received by it in respect of any such Senior Collateral that is still in such Representative’s possession and shall promptly turn any such Senior Collateral then held by it over to the applicable Senior Representative, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the payment and satisfaction in full of the applicable Senior Obligations.

10.18 Existing Intercreditor. As between the ABL Obligations, the ABL Secured Parties, the ABL Agent and the ABL Liens, on the one hand, and the Term Obligations, the Term Secured Parties, the Term Agent, and the Term Liens, on the other hand, if there is an inconsistency or conflict between this Agreement and that certain Amended and Restated Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Existing Intercreditor”), dated as of June 29, 2016, by and among Cantor Fitzgerald Securities (as successor to Wells Fargo Bank, National Association), as ABL Agent, Wilmington Savings Fund Society, FSB, as Existing Noteholder Agent, Delaware Trust Company, Term Agent, and the other parties thereto (as each of those terms is defined in the Existing Intercreditor), this Agreement shall govern; provided, however, that the parties hereto acknowledge that the Existing Intercreditor Agreement may contain terms that contradict the terms of this Agreement. If any Representative is in doubt as to what action, if any, should be taken under this Agreement or the Existing Intercreditor Agreement due to an actual or perceived conflict between such agreements, such Representative shall, upon notice to the other Representatives, have the right to do any and all of the following: (a) withhold or stop performance with respect to such action until such Representative is satisfied that such doubt has been resolved or (b) file a suit in interpleader and obtain an order of the court of appropriate jurisdiction requiring all such persons to litigate in such court their respective claims arising out of or in connection with the conflict. Such Representative’s costs, including reasonable attorneys’ fees, shall be reimbursed as set forth in the applicable Loan Documents, and no party hereto shall assert that any action taken pursuant to this Section 10.18 shall be due to such Representative’s gross negligence, willful misconduct or breach of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL AGENT:	CANTOR FITZGERALD SECURITIES, as ABL Agent for and on behalf of the ABL Secured Parties

	By:	/s/ James Buccola Name: James Buccola Title: Head of Fixed Income

Address for Notices:

Cantor Fitzgerald Securities, as Agent 1801 N. Military Trail, Suite 202 Boca Raton, FL 33431 Attn: N. Horning (SAExploration) Email: nhorning@cantor.com

With a copy to (which shall not constitute notice):

Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103 Attn: Nathan Plotkin

INTERCREDITOR AGREEMENT

CONVERTIBLE NOTEHOLDER TRUSTEE:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Convertible Noteholder Trustee for and on behalf of the Convertible Note Secured Parties

	By:	/s/ Geoffrey J. Lewis Name: Geoffrey J. Lewis Title: Vice President

Address for Notices:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, Delaware 19801
Attention: Corporate Trust
Reference: SAExploration Holdings, Inc. 6.000%

Senior Secured Convertible Notes due 2023

Facsimile: (302) 421-9137

With a copy to (which shall not constitute notice):

Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 Attention: Brian G. Rose Telephone: 713-226-6634 Facsimile: 713-226-6234 Email: brose@porterhedges.com

INTERCREDITOR AGREEMENT

TERM AGENT	DELAWARE TRUST COMPANY, as Term Agent for and on behalf of the Term Secured Parties

	By:	/s/ Alan J. Halpern Name: Alan Halpern Title: Vice President

Address for Notices:

Delaware Trust Company 251 Little Falls Drive Wilmington, DE 19808 Attention: Corporate Trust Administration Facsimile: (302) 636-8666 Email: trust@delawaretrust.com

With a copy to (which shall not constitute notice):

ROPES & GRAY LLP 1211 Avenue of the Americas New York, NY 10036-8704 Attention: Mark R. Somerstein Facsimile: 646-728-1663 Email: mark.somerstein@ropesgray.com

INTERCREDITOR AGREEMENT

ACKNOWLEDGMENT

The undersigned hereby acknowledge and consent to the foregoing Intercreditor Agreement, dated as of September 26, 2018 (as in effect on the date hereof, the “Intercreditor Agreement”), by and between Cantor Fitzgerald Securities, as ABL Agent, and Wilmington Savings Fund Society, FSB, as Convertible Noteholder Trustee and Delaware Trust Company, as Term Agent. Unless otherwise defined in this Acknowledgement, terms defined in the Intercreditor Agreement have the same meanings when used in this Acknowledgement.

Each Loan Party agrees to be bound by the Intercreditor Agreement and agrees that it will, together with its successors and assigns, recognize all rights granted pursuant to the Intercreditor Agreement to each Representative and each Class of Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Intercreditor Agreement.

Each Loan Party agrees that any Representative holding Collateral does so as bailee (under the UCC) for the other Representatives and is hereby authorized to and may turn over to such other Representatives upon request therefor any such Collateral, after all obligations and indebtedness of each of undersigned to the bailee Representative and the Secured Parties for which it acts have been fully paid and performed.

Each Loan Party further acknowledges and agrees that (i) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement or under any amendment thereto, (ii) in the event of a breach by any Loan Party that is continuing of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an “Event of Default” as defined in and under the ABL Agreement, the Term Agreement and the Convertible Note Indenture Agreement, (iii) it will execute and deliver such additional documents and take such additional actions as may be necessary or desirable in the opinion of any Representative to effectuate the provisions and purposes of the foregoing Intercreditor Agreement and (iv) the Intercreditor Agreement may be amended or supplemented from time to time without notice to, or the consent of, any Loan Party so long as such amendment or supplement does not impose any additional obligations on such Loan Party.

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ANNEX 1 - ACKNOWLEDGMENT

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley Name: Brent Whiteley Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley Name: Brent Whiteley Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SUB, INC.

By:	/s/ Brent Whiteley Name: Brent Whiteley Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley Name: Brent Whiteley Title: Chief Financial Officer, General Counsel and Secretary

NES, LLC

By:	/s/ Brent Whiteley Name: Brent Whiteley Title: Chief Financial Officer, General Counsel and Secretary

SAEXPLORATION ACQUISITIONS (U.S.), LLC By: /s/ Brent Whiteley Name: Brent Whiteley Title: Chief Financial Officer, General Counsel and Secretary

INTERCREDITOR AGREEMENT	Address for Notices: 1160 Dairy Ashford, Suite 160 Houston, Texas 77079 Attention: Chief Financial Officer Email: bwhiteley@saexploration.com Facsimile: (281) 258-4418

EXHIBIT A

FORM OF

ADDITIONAL INDEBTEDNESS JOINDER AND DESIGNATION

ADDITIONAL INDEBTEDNESS JOINDER AND DESIGNATION, dated as of [                    ,                ] (this “Joinder”), by and among Cantor Fitzgerald Securities, as ABL Agent (“ABL Agent”), Wilmington Savings Fund Society, FSB, as Convertible Noteholder Trustee (“Convertible Noteholder Trustee”), Delaware Trust Company, as Term Agent (“Term Agent”) and [                    ], as [Agent] (as defined below) and any successors or assigns thereof, to the Intercreditor Agreement dated as of September 26, 2018 (as amended, supplemented, waived or otherwise modified from time to time, the “Intercreditor Agreement”) among the ABL Agent, Convertible Noteholder Trustee, Term Agent, and the other parties party thereto from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Intercreditor Agreement.

Reference is made to that certain [Document], dated as of [                ,            ] (the “[                        ]”), among [                    ], and [                ], as [trustee and notes collateral agent] (in such capacity, the “[specify agent]”).

Section 10.5 of the Intercreditor Agreement permits the Representatives to designate Additional Debt under the Intercreditor Agreement.

Accordingly, the [Agent], for itself and on behalf of [                    ], hereby agrees with the ABL Agent, Convertible Noteholder Trustee and Term Agent as follows:

Section 1. Designation of Additional Indebtedness. The Representatives hereby designate such Additional Indebtedness as [                    ] Obligations under the Intercreditor Agreement.

Section 2. Agreement to be Bound. The [Agent], for itself and on behalf of [                    ], hereby agrees to be bound by the terms and provisions of the Intercreditor Agreement and shall, as of the date hereof with respect to the [                        ] Obligations incurred or to be incurred under the [Document] referred to above, be deemed to be a party to the Intercreditor Agreement.

Section 3. Notices. Notices and other communications provided for under the Intercreditor Agreement to be provided to the [Agent] shall be sent to the address set forth below its name on the signature page hereto (until notice of a change thereof is delivered as provided in Section 10.9 of the Intercreditor Agreement).

Section 4. Miscellaneous. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to Intercreditor Agreement as of the date first written above.

[ ], as [Agent]

By:
Name:
Title:

Address for Notices:

ABL AGENT:	CANTOR FITZGERALD SECURITIES, as ABL Agent for and on behalf of the ABL Secured Parties

	By:	Name: Title:

CONVERTIBLE NOTEHOLDER TRUSTEE:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Convertible Noteholder Trustee for and on behalf of the Convertible Note Secured Parties

	By:	Name: Title:

TERM AGENT:	DELAWARE TRUST COMPANY, as Term Agent for and on behalf of the Term Secured Parties

	By:	Name: Title: